                                                                    EXHIBIT 12.1


                    NABORS INDUSTRIES LTD. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                      (In thousands, except ratio amounts)


                                                            Nine
                                                        Months Ended
                                                        September 30,                      Year Ended December 31,
                                                       -----------------  ----------------------------------------------------------
                                                               2002              2001           2000          1999           1998
                                                       ---------------    -------------  -------------  ------------  --------------

Income before income taxes                             $      111,598     $    557,612   $    229,743      $ 45,629   $     199,981
Less earnings from affiliates, net of dividends               (19,604)         (26,386)       (21,540)          343             305
Add amortization of capitalized interest                          623              768            661           526             516
Add fixed charges as adjusted (from below)                     49,195           63,774         37,655        31,165          16,040
                                                       ---------------    -------------  -------------  ------------  --------------
        Earnings                                       $      141,812     $    595,768   $    246,519      $ 77,663   $     216,842
                                                       ---------------    -------------  -------------  ------------  --------------

Fixed charges:
    Interest expense:
        Interest on indebtedness                       $       19,684     $     22,921   $     28,122   $     30,088   $     14,974
        Capitalized                                               949            1,609          2,021           154           2,648
    Amortization of debt related costs (1)                     27,121           37,801          7,248           307             489
    Interest portion of rental expense                          2,390            3,052          2,285           770             577
                                                       ---------------    -------------  -------------  ------------  --------------
    Fixed charges before adjustments                           50,144           65,383         39,676        31,319          18,688
    Less capitalized interest                                    (949)          (1,609)        (2,021)         (154)         (2,648)
                                                       ---------------    -------------  -------------  ------------  --------------
    Fixed charges as adjusted                          $       49,195     $     63,774   $     37,655   $    31,165   $      16,040
                                                       ---------------    -------------  -------------  ------------  --------------

Ratio (earnings divided by fixed charges
    before adjustments)                                          2.83             9.11           6.21          2.48           11.60
                                                       ---------------    -------------  -------------  ------------  --------------


                                                            Three
                                                        Months Ended        Year Ended
                                                        December 31,      September 30,
                                                       ----------------  -----------------
                                                               1997               1997
                                                       ----------------  -----------------

Income before income taxes                             $        62,616   $        182,410
Less earnings from affiliates, net of dividends                     25               (450)
Add amortization of capitalized interest                            85                319
Add fixed charges as adjusted (from below)                       4,107             16,980
                                                       ----------------  -----------------
        Earnings                                       $        66,833   $        199,259
                                                       ----------------  -----------------

Fixed charges:
    Interest expense:
        Interest on indebtedness                       $         3,858   $         15,993
        Capitalized                                                297              1,191
    Amortization of debt related costs (1)                         121                527
    Interest portion of rental expense                             128                460
                                                       ----------------  -----------------
    Fixed charges before adjustments                             4,404             18,171
    Less capitalized interest                                     (297)            (1,191)
                                                       ----------------  -----------------
    Fixed charges as adjusted                          $         4,107   $         16,980
                                                       ----------------  -----------------

Ratio (earnings divided by fixed charges
    before adjustments)                                          15.18              10.97
                                                       ----------------  -----------------

(1)  Includes deferred financing, discount and premium amortization